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                                                                    Exhibit 99.1

For more information:

Investor Relations                          Media Relations

Jim DeNike                                  Jennifer Reinhard
Corixa Corporation                          FitzGerald Communications Inc.
206.754.5716                                415.986.9500
denike@corixa.com                           jreinhard@fitzgerald.com

FOR IMMEDIATE RELEASE

                 CORIXA SECURES $75 MILLION FINANCING COMMITMENT

                            FROM BNY CAPITAL MARKETS

SEATTLE, DECEMBER 4, 2001 -- Corixa Corporation (Nasdaq: CRXA), a developer of immunotherapeutics, today announced that it has entered into an agreement with BNY Capital Markets, Inc., a subsidiary of the Bank of New York, for a $75 million equity line of credit. BNY has agreed to purchase Corixa common stock at a two percent discount to the market price and the financing will be available to Corixa, subject to certain conditions, at its option on an as-needed basis over a period of 24 months. Subject to certain limitations, Corixa has the right to determine the timing and amount of each sale. Shoreline Pacific, LLC acted as a placement agent on this transaction.

"This financing arrangement with BNY is intended to provide Corixa with additional capital to fund our ongoing operations, to continue to actively build our technology base and to develop and market products from our deep pipeline," stated Michelle Burris, chief financial officer and senior vice president at Corixa. "We believe this financing is appropriate in that we control the timing and amount of each stock sale."

ABOUT CORIXA

Corixa is a developer of immunotherapeutics with a commitment to treating and preventing autoimmune diseases, cancer and infectious diseases by understanding and directing the immune system. Corixa is focused on immunotherapeutic products and has a broad technology platform enabling both fully integrated vaccine design and the use of its separate, proprietary product components on a stand-alone basis. Corixa currently has 16 programs in clinical development and 22 programs in preclinical development, including its most advanced product candidate, Bexxar(R), a monoclonal antibody conjugated to a radioisotope.

The company partners with numerous developers and marketers of pharmaceuticals, targeting products that are Powered by Corixa(TM) technology with the goal of making its potential products available to patients around the world. Corixa was founded in 1994 and is headquartered in Seattle, Washington, with additional operations in Hamilton, Montana and South San Francisco, California. For more information, please visit Corixa's Website at www.corixa.com or call the company's investor relations information line at 1.877.4CORIXA or 877/426-7492.

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ABOUT BANK OF NEW YORK

The Bank of New York Company, Inc. (NYSE: BK), is a financial holding company with total assets of over $89 billion as of September 30, 2001. The company provides a complete range of banking and other financial services to corporations and individuals worldwide through its basic businesses: Securities Servicing and Global Payment Services, Corporate Banking, BNY Asset Management and Private Client Services, BNY Capital Markets, Retail Banking, and Global Market Services. Additional information on the company is available at http://www.bankofny.com.

ABOUT SHORELINE PACIFIC

Shoreline Pacific, LLC is a specialized investment bank providing innovative private financing and financial advisory services to publicly traded technology and life sciences companies. Over the last decade, the firm has raised nearly $1.5 billion in financings for over 70 companies. Shoreline Pacific's experienced team of professionals are strongly committed to "relationship banking," working together with clients to develop effective strategies uniquely crafted to assist them in achieving their long-term financial objectives. Additional information regarding Shoreline Pacific can be found on the company's website at www.shorelinepacific.com.

FORWARD LOOKING STATEMENTS

Except for the historical information presented, certain matters discussed in this press release are forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Corixa's actual results include, but are not limited to, the "Factors Affecting Our Operating Results, Our Business and Our Stock Price," described in Corixa's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, copies of which are available from Corixa's investor relations department. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

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